Exhibit 99.1
TIFFANY & CO.
NEWS RELEASE

Fifth Avenue & 57th Street                                                                                                                                           Contacts:
New York, N.Y. 10022                                                                                                                                    James N. Fernandez
                      (212) 230-5315
                                 Mark L. Aaron
                                 (212) 230-5301

TIFFANY’S PRESIDENT TO RETIRE IN 2012

New York, N.Y., January 12, 2011 – Tiffany & Co. (NYSE: TIF) announced today that James E. Quinn will retire in early 2012. Mr. Quinn, 58, joined Tiffany in 1986 and has served as president since 2003, responsible for the Company’s sales outside the Americas.

Michael J. Kowalski, chairman and chief executive officer, said, “Jim’s contributions to Tiffany over his long and illustrious career have been enormous. In particular, his leadership of the global expansion of the TIFFANY & CO. brand has been transformative for the Company. Over the past 25 years, few have contributed as much to Tiffany as Jim.
A search has been commissioned for a senior executive to assume Jim’s responsibilities for the Asia-Pacific, Japan and Europe regions as well as Emerging Markets. This individual will report directly to me as an executive vice president.”

Tiffany & Co. operates jewelry stores and manufactures products through its subsidiary corporations. Its principal subsidiary is Tiffany and Company. The Company operates TIFFANY & CO. retail stores and boutiques in the Americas, Japan, Asia-Pacific and Europe and engages in direct selling through Internet, catalog and business gift operations. For additional information, please visit www.tiffany.com or call our shareholder information line at 800-TIF-0110.

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